Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-120547, 333-30985, 333-89975, 333-63108, 333-100870 and 333-127293) and Registration Statement on Form S-3 (No. 333-120546 and 333-123326) of Coinstar, Inc of our report dated 7 August 2006 relating to the combined consolidated financial statements of the Travelex Money Transfer Business, which appears in the Current Report on Form 8-K/A of Coinstar, Inc. dated 7 August 2006.

/s/ PricewaterhouseCoopers LLP

London, England

7 August 2006